                            SCHEDULE 14A INFORMATION

         Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No. )

Filed by the Registrant /X/
Filed by a Party other than the Registrant / /

Check the appropriate box:

/ / Preliminary Proxy Statement
/ / Confidential, for Use of the Commission Only (as permitted by
    Rule 14a-6(3)(2))
/X/ Definitive Proxy Statement
/ / Definitive Additional Materials
/ / Soliciting Material Pursuant to Section 240.14a-11(c) or
    Section 240.14a-12

                             ZOLTEK COMPANIES, INC.
                (Name of Registrant as Specified in Its Charter)

                THE BOARD OF DIRECTORS OF ZOLTEK COMPANIES, INC.
                   (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):

/X/ No fee required.
/ / Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11

                  1) Title of each class of securities to which transaction applies: N/A

                  2)     Aggregate number of securities to which
                         transaction applies: N/A

                  3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11: N/A

                  4)     Proposed maximum aggregate value of transaction: N/A

                  5)     Total fee paid: N/A

/ / Fee paid previously with preliminary materials.
/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

                  1)     Amount Previously Paid: N/A

                  2)     Form, Schedule or Registration Statement No.: N/A

                  3)     Filing Party: N/A

                  4)     Date Filed: N/A

                                                                [ZOLTEK LOGO]



                                January 28, 2002



DEAR FELLOW SHAREHOLDERS:

                  Our Annual Meeting of Shareholders will be held at the Missouri Botanical Garden, Spink Pavilion, located at 4344 Shaw Boulevard in St. Louis, Missouri at 10:00 a.m., local time, on Thursday, February 28, 2002. The Notice of Annual Meeting of Shareholders, Proxy Statement and Proxy Card which accompany this letter outline fully matters on which action is expected to be taken at the Annual Meeting.

                  We cordially invite you to attend the Annual Meeting. Please RSVP to 314-291-5110 if you plan to attend the meeting. Even if you plan to be present at the meeting, you are requested to date, sign and return the enclosed Proxy Card in the envelope provided so that your shares will be represented. The mailing of an executed Proxy Card will not affect your right to vote in person should you later decide to attend the Annual Meeting.

                                            Sincerely,



                                            ZSOLT RUMY
                                            Chairman of the Board, President
                                              and Chief Executive Officer



  Zoltek Companies, Inc. o 3101 McKelvey Rd. o St. Louis, Missouri 63044 (USA)
                         o 314/291-5110 o 314/291-8536

                             ZOLTEK COMPANIES, INC.
                               3101 MCKELVEY ROAD
                            ST. LOUIS, MISSOURI 63044


                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                          TO BE HELD FEBRUARY 28, 2002


Dear Shareholder:

                  The Annual Meeting of Shareholders of Zoltek Companies, Inc. (the "Company") will be held at the Missouri Botanical Garden, Spink Pavilion, located at 4344 Shaw Boulevard in St. Louis, Missouri on Thursday, February 28, 2002, at 10:00 a.m., local time, for the following purposes:

                  1. To elect two Class III directors to hold office for a term of three years.

                  2. To transact any and all other business that may properly come before the meeting or any adjournment thereof.

                  These items are more fully described in the following Proxy Statement, which is hereby made a part of this Notice. Only shareholders of record of the Company at the close of business on January 15, 2002 are entitled to notice of, and to vote at, the meeting or any adjournment thereof.


                                       By order of the Board of Directors,


                                       JAMES F. WHALEN
                                       Chief Financial Officer and Secretary

January 28, 2002

                             ZOLTEK COMPANIES, INC.
                               3101 MCKELVEY ROAD
                            ST. LOUIS, MISSOURI 63044


                                 PROXY STATEMENT
                                       FOR
                         ANNUAL MEETING OF SHAREHOLDERS
                          TO BE HELD FEBRUARY 28, 2002

                                -----------------

                               GENERAL INFORMATION

                  This Proxy Statement is furnished to the shareholders of ZOLTEK COMPANIES, INC. (the "Company") in connection with the solicitation of proxies for use at the Annual Meeting of Shareholders to be held at the Missouri Botanical Garden, Spink Pavilion, located at 4344 Shaw Boulevard in St. Louis, Missouri at 10:00 a.m., local time, on Thursday, February 28, 2002, and at all adjournments thereof (the "Annual Meeting"), for the purposes set forth in the preceding Notice of Annual Meeting of Shareholders.

                  This Proxy Statement, the Notice of Annual Meeting and the accompanying Proxy Card were first mailed to the shareholders of the Company on or about January 28, 2002.

                  The proxy reflected on the accompanying Proxy Card is being solicited by the Board of Directors of the Company. A proxy may be revoked at any time before it is voted by filing a written notice of revocation or a later-dated Proxy Card with the Secretary of the Company at the principal offices of the Company or by attending the Annual Meeting and voting the shares in person. Attendance alone at the Annual Meeting will not of itself revoke a proxy. Proxy Cards that are properly executed, timely received and not revoked will be voted in the manner indicated thereon at the Annual Meeting and any adjournment thereof.

                  The Company will bear the entire expense of soliciting proxies. Proxies will be solicited by mail initially. The directors, executive officers and employees of the Company also may solicit proxies personally or by telephone or other means but such persons will not be specially compensated for such services. Certain holders of record, such as brokers, custodians and nominees, are being requested to distribute proxy materials to beneficial owners and will be reimbursed by the Company for their reasonable expenses incurred in sending proxy materials to beneficial owners.

                  Only shareholders of record at the close of business on January 15, 2002 are entitled to notice of, and to vote at, the Annual Meeting. On such date, there were 16,285,338 shares of the Company's common stock, $.01 par value ("Common Stock"), issued and outstanding.

                  Each outstanding share of the Company's Common Stock is entitled to one vote on each matter to be acted upon at the Annual Meeting. A quorum is required for votes taken at the Annual Meeting to be valid. A quorum will be attained if holders of a majority of the Common Stock issued and outstanding on the record date are present at the Annual Meeting in person or by proxy. After a quorum has been established, the vote of the holders of a majority of the Common Stock present in person or by proxy shall be required for the election of any director. Except as otherwise required by the Company's Restated Articles of Incorporation or applicable law, approval of any other matter submitted for a vote of the shareholders at the Annual Meeting requires the vote of the holders of a majority of the Common Stock represented in person or by proxy at the meeting.

                  Shares subject to abstentions will be treated as shares that are present at the Annual Meeting for purposes of determining the presence of a quorum but as unvoted for purposes of determining the base number of shares voting on a particular proposal. Accordingly, abstentions will have the same effect as a vote withheld on the election of directors or a vote against on other matters submitted to the shareholders for a vote, as the case may be. If a broker or other nominee holder indicates on the Proxy Card that it does not have discretionary authority to vote the shares it holds of record on a proposal, those shares will not be considered as voted for purposes of determining the approval of the shareholders on a particular proposal.

                 VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

                  The following table includes information as to the only person known to management of the Company to beneficially own five percent or more of the Company's outstanding Common Stock as of January 15, 2002:

                                         Number of Shares     Percent of Outstanding
Name and Address of Beneficial Owner    Beneficially Owned        Common Stock(1)
- ------------------------------------    ------------------    ----------------------

Zsolt Rumy                                5,838,200(2)(3)              35.5%
3101 McKelvey Road
St. Louis, Missouri 63044

- ---------------------

(1) The percentage calculation is based upon 16,285,338 shares of the Company's Common Stock that were issued and outstanding as of January 15, 2002.

(2) Total includes 150,000 shares subject to presently exercisable stock options.

(3) Mr. Rumy has sole voting and investment power with respect to the reported shares. Pursuant to the Company's supply agreement with Goodrich, if the Company's Board of Directors determines to effect a transaction which would result in a sale of the Company or its Carbon Fibers Division and under other specified circumstances, the Company and Mr. Rumy, respectively, have agreed, subject to certain exceptions, to negotiate such a transaction exclusively with Goodrich for a specified period of time. However, neither the Company nor Mr. Rumy has granted a right of first refusal or a right to purchase any stock or assets in the supply agreement or otherwise.

                              ELECTION OF DIRECTORS

                  Two individuals will be elected at the Annual Meeting to serve as Class III directors of the Company for a term of three years. The two nominees receiving the vote of holders of a majority of the shares entitled to vote and represented in person or by proxy at the Annual Meeting will be elected. Shareholders do not have the right to cumulate votes in the election of directors.

                  The persons named as proxies on the accompanying Proxy Card intend to vote all duly executed proxies received by the Board of Directors for the election of Zsolt Rumy and Charles A. Dill as Class III directors, except as otherwise directed by the shareholder on the Proxy Card. Messrs. Rumy and Dill are currently directors of the Company. If for any reason Mr. Rumy or Mr. Dill becomes unavailable for election, which is not now anticipated, the persons named in the accompanying Proxy Card will vote for such substitute nominee as is designated by the Board of Directors.

                  The Board of Directors recommends a vote "FOR" the election of Zsolt Rumy and Charles A. Dill as Class III directors.

                  The name, age, principal occupation or position and other directorships with respect to Messrs. Rumy and Dill and the other directors whose terms of office will continue after the Annual Meeting is set forth below.

      CLASS III - TO BE ELECTED FOR A TERM OF THREE YEARS EXPIRING IN 2005

                  Zsolt Rumy, age 59, is the founder of the Company and has served as its Chairman, Chief Executive Officer and President and as a Director since 1975. Prior to founding the Company, Mr. Rumy served as Process Engineer and Industrial Marketing Manager for Monsanto Company, Accounts Manager for General Electric Company and Technical Sales Representative for W.R. Grace Company. Since May 1996, Mr. Rumy has served as a director of Southwest Bank of St. Louis, with which the Company maintains a banking relationship.

                  Charles A. Dill, age 62, has served as a Director of the Company since August 1992. Since October 1995, he has been a general partner of Gateway Venture Associates, L.P., a venture capital firm. He served as Chief Executive Officer of Bridge Information Systems, Inc. (a provider of databases and systems to institutional investors) from October 1992 to April 1995. Mr. Dill serves as a director of Stifel Financial Corp., the parent of Stifel, Nicolaus & Company, Incorporated (a securities brokerage, investment management and investment banking firm), DT Industries, Inc. (a developer and manufacturer of automated production equipment and systems), and Transact Technologies Incorporated (a manufacturer of transaction-based printers) as well as a number of private venture-funded companies.

                   CLASS I - TO CONTINUE IN OFFICE UNTIL 2003

                  John L. Kardos, age 62, has served as a Director of the Company since August 1992. For more than the past five years, he has been Lopata Professor of Chemical Engineering at Washington University, St. Louis, Missouri. During fiscal 2000 and 2001, Dr. Kardos served as a consultant to the Company on a part-time basis to assist the Company in evaluating technology matters. From June 1971 to July 1991, he was Chairman of the Graduate Program in Materials Science and Engineering and Director of the Materials Research Laboratory of Washington University. He also served as Chairman of the Department of Chemical Engineering of Washington University from 1991 to 1998.

                  Linn Bealke, age 57, has served as a Director of the Company since August 1992. For more than the past five years, he has been President and Director of Mississippi Valley Bancshares, Inc. (a bank holding company) and Vice Chairman of Southwest Bank of St. Louis (a commercial bank).

                   CLASS II - TO CONTINUE IN OFFICE UNTIL 2004

                  James W. Betts, age 64, has served as a Director of the Company since August 1992. In 2000, he retired as Vice President Raw Materials of Great Lakes Carbon Corp. (a producer of carbon products) in which capacity he had served for more than the preceding five years.

                  John F. McDonnell, age 63, has served as a Director of the Company since July 1999. Mr. McDonnell has been engaged in civic and private investment activities since his retirement as Chairman of the Board of McDonnell Douglas Corporation in August 1997. From 1962 to 1997, Mr. McDonnell held various positions with McDonnell Douglas Corporation, including Chairman of the Board from 1994 to 1997 and Chairman and Chief Executive Officer from 1988 to 1994. Mr. McDonnell also serves as a director of The Boeing Company (an aerospace company) and Chairman of the Board of Trustees of Washington University.

                        BOARD OF DIRECTORS AND COMMITTEES

                  During fiscal 2001, the Board of Directors of the Company met five times. Each of the directors and nominees attended not less than 75% of the meetings of the Board of Directors and committees of which such director or nominee was a member during fiscal 2001.

                  The Board of Directors has a standing Audit Committee, Compensation Committee and Technology Committee.

                  The members of the Audit Committee are Messrs. Betts, Dill and McDonnell. The Audit Committee reviews the scope of the Company's engagement of its independent public accountant and their reports. The Audit Committee also meets with the financial staff of the Company to review accounting procedures and reports. The Audit Committee met two times in fiscal 2001.

                  The Compensation Committee is composed of Messrs. Betts and Dill. The Compensation Committee is authorized to review and make recommendations to the Board of Directors regarding the salaries and bonuses to be paid executive officers and to administer the Company's Long Term Incentive Plan. The Compensation Committee met one time during fiscal 2001.

                  The Technology Committee advises the Company's management and the other members of the Board of Directors regarding strategic technology issues, including recruitment and retention of engineering and technical employees, and research and development policy issues. The Technology Committee is comprised of Messrs. McDonnell and Kardos. Members of the Technology Committee consulted informally with each other and with members of management from time to time throughout fiscal 2001.

                                 DIRECTORS' FEES

                  Directors who are not also employees of the Company are paid $750 per board meeting attended. In addition, each of the directors who is not also an employee of the Company (an "Eligible Director") participates in the Zoltek Directors Stock Option Plan (the "Directors Plan"). The Directors Plan provides for the granting of non-qualified stock options to Eligible Directors. Under the Directors Plan, each person who is an Eligible Director on the first business day after the date of the Company's annual meeting of shareholders is granted options to acquire 7,500 shares of Common Stock. In addition, newly elected directors who are not also employees also receive an initial grant of options to purchase 7,500 at the time of their election. The Directors Plan otherwise does not establish a limit on the aggregate number of options that may be granted thereunder. Options granted pursuant to the Directors Plan entitle the director to purchase the Company's Common Stock at a price equal to the Fair Market Value (as defined in the Directors Plan) on the date of grant. The option by its terms is not transferable by the director except by will or the laws of descent and distribution or pursuant to a qualified domestic relations order. The option is exercisable during the director's lifetime solely by the director. Each option is immediately exercisable as to any or all shares and may be exercised at any time or from time to time. Options that are outstanding and unexercised at the time the holder ceases to be a director of the Company for any reason terminate on the first to occur of the expiration date of the option or the expiration of 24 months after the date the holder ceases to be a director. Unless exercised or terminated sooner, each option expires on the tenth anniversary of the date of grant.

SECURITY OWNERSHIP BY MANAGEMENT

                  The following table indicates, as of January 15, 2002, the beneficial ownership of the Company's Common Stock by each director of the Company, each nominee for election as a director of the Company, the executive officers and former executive officers named in the Summary Compensation Table and all directors and executive officers of the Company as a group:

                                                              Number of Shares
Name of Beneficial Owner                                     Beneficially Owned      Percent of Class(1)
- ------------------------                                     ------------------      -------------------

Zsolt Rumy                                                      5,838,200(2)               35.5%
Linn Bealke                                                        92,000(3)                   *
James W. Betts                                                     77,500(4)                   *
Charles A. Dill                                                    86,500(4)                   *
John F. McDonnell                                                 174,500(5)                1.1%
John L. Kardos                                                     55,000(6)                   *
Paul J. Walsh                                                      45,292(7)                   *
Robert D. Buchanan, Jr.                                                 0                      *
James K. Chapman                                                        0                      *
James F. Whalen                                                         0                      *
All directors and executive officers as a group (10 persons)    6,368,992(8)               38.2%

- ---------------------------
  * Less than one percent.

(1) Based upon 16,285,338 shares of the Company's Common Stock issued and outstanding as of January 15, 2002 and, for each director or executive officer or the group, the number of shares subject to options that may be acquired upon exercise thereof by such director or executive officer or the group within 60 days of January 15, 2002.

(2) Includes 150,000 shares subject to presently exercisable stock options.

(3) Includes 45,000 shares subject to presently exercisable stock options.

(4) Includes 58,500 shares subject to presently exercisable stock options.

(5) Includes 22,500 shares subject to presently exercisable stock options.

(6) Includes 52,500 shares subject to presently exercisable stock options.

(7) Includes 45,000 shares subject to presently exercisable stock options.

(8) Includes 373,500 shares subject to presently exercisable stock options.

                              EXECUTIVE OFFICERS

         The name, age and position with respect to each of the current executive officers of the Company are set forth below:

         Zsolt Rumy, age 59, is the founder of the Company and has served as its Chairman, Chief Executive Officer and President and as a Director since 1975. Prior to founding the Company, Mr. Rumy served as Industrial Marketing Manager and Process Engineer for Monsanto Company, Accounts Manager for General Electric Company and Technical Sales Representative for W.R. Grace Company. Since 1996, Mr. Rumy has served as a director of Southwest Bank of St. Louis, with which the Company maintains a banking relationship. Mr. Rumy received a B.S. degree in Chemical Engineering from the University of Minnesota in 1966.

                  Paul J. Walsh, age 41, is President of the Technical Fibers Division of the Company. Mr. Walsh joined the Company in 1998 as Vice President of Sales and Marketing and was promoted to his current position effective February 2001. Prior to joining the Company, from January 1995 to February 1998, Mr. Walsh served as Program Manager and Quality Manager of Goodrich Aerospace, and from 1990 to 1994, Program Manager and Engineering Supervisor of Hercules Aerospace High Temperature Composite Structures. Mr. Walsh received a B.S. degree in Ceramic Engineering from Alfred University in 1982 and a M.S. degree in Material Science from University of Utah in 1995.

                  James F. Whalen, age 47, has served as Chief Financial Officer and Secretary of the Company since April 2001. Prior to joining the Company, from November 1997 to March 2001, Mr. Whalen served as Vice President and Chief Financial Officer of Asset Management Outsourcing, Inc. (a privately-held provider of outsourcing services) and from November 1996 to November 1997 in a similar capacity for Outsourcing Solutions, Inc. (a privately-held provider of outsourcing services). From March 1992 to November 1996, Mr. Whalen served as Vice President of Business Operations for Dell Computer Corporation. Mr. Whalen received B.S. degrees in Accounting and Finance from the University of Notre Dame and a M.S. in Taxation from the University of Cincinnati.

                       COMPENSATION OF EXECUTIVE OFFICERS

                  For the years ended September 30, 2001, 2000 and 1999, the following table sets forth summary information concerning compensation awarded or paid to, or earned by, the Chief Executive Officer, each other executive officer or former executive officer of the Company whose salary and bonus exceeded $100,000 for the fiscal year ended September 30, 2001, and the Company's Chief Financial Officer.

                                     SUMMARY COMPENSATION TABLE

                                            Annual                 Long-Term
                                         Compensation            Compensation
                                         ------------            ------------
                                                                  Securities
                                                                  Underlying          All Other
Name and Principal Position           Year     Salary($)        Options/SARs(#)    Compensation(1)
- ---------------------------           ----     ---------        ---------------    ---------------
Zsolt Rumy                            2001     $218,750                --/--          $       -
Chairman of the Board, President      2000     $200,000                --/--          $   4,900
and Chief Executive Officer           1999     $200,000                --/--          $  19,551

Paul J. Walsh                         2001     $126,250            45,000/--          $       -
President - Technical Fibers

Robert D. Buchanan, Jr. (2)           2001     $175,000            45,000/--          $       -
Group President - Intermediates

James K. Chapman (3)                  2001     $140,000            60,000/--          $       -
President - Carbon Fibers

James F. Whalen                       2001     $ 88,000            60,000/--          $       -
Vice President, Secretary
and Chief Financial Officer

- ---------------------------
(1) Total includes amounts allocated to the named executive officer's account pursuant to the Company's defined contribution profit sharing plan.

(2) Terminated effective January 28, 2002.

(3) Terminated effective November 30, 2001.

AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION/SAR VALUES

                  The following table sets forth information concerning the number of exercisable and unexercisable stock options at September 30, 2001, as well as the value of such stock options having an exercise price lower than the last reported trading price on September 30, 2001 ("in-the-money" options) held by the executive officers and former executive officers named in the Summary Compensation Table. No stock options were exercised by such individuals during the 2001 fiscal year.


                                               Number of Securities Underlying         Value of Unexercised
                                                    Unexercised Options              In-The-Money Options at
                                                    at Fiscal Year-End(#)             Fiscal Year-End ($)(1)
Name                                              Exercisable/Unexercisable         Exercisable/Unexercisable
- ----                                              -------------------------         -------------------------

Zsolt Rumy.................................               150,000/0                           $0/$0

Paul Walsh.................................             45,000/45,000                         $0/$0

Robert D. Buchanan, Jr.(2).................               0/45,000                            $0/$0

James K. Chapman(3)........................               0/60,000                            $0/$0

James F. Whalen ...........................               0/60,000                            $0/$0

- ---------------------------

(1) Based on a price per share of $2.85, being the last reported trading price before the fiscal year end.
(2) Terminated effective January 28, 2002.
(3) Terminated effective November 30, 2001.

OPTION GRANTS IN LAST FISCAL YEAR

                  The following table sets forth information concerning stock option grants made in the fiscal year ended September 30, 2001 to the executive officers and former executive officers named in the Summary Compensation Table.


                                                         INDIVIDUAL GRANT
                            -----------------------------------------------------------------

                                            PERCENT OF                                          POTENTIAL REALIZABLE VALUE
                              NUMBER OF   TOTAL OPTIONS                                        AT ASSUMED ANNUAL RATES OF
                             SECURITIES    GRANTED TO                  MARKET                   STOCK PRICE APPRECIATION
                             UNDERLYING    EMPLOYEES IN  EXERCISE OR  PRICE ON                      FOR OPTION TERM(3)
                              OPTIONS        FISCAL      BASE PRICE    DATE OF     EXPIRATION  ---------------------------
        NAME                GRANTED(#)(1)    YEAR(%)       ($/SH)     GRANT ($)     DATE(2)        5%($)        10%($)
        ----                -------------    -------       ------     ---------     -------        -----        ------

Zsolt Rumy                          -            -              -           -              -            -             -
Paul J. Walsh                  45,000         15.7          $3.25       $3.25       12/29/10      $91,976      $256,393
Robert D. Buchanan, Jr.        45,000         15.7           8.00        8.00        10/2/10      226,402       631,122
James K. Chapman               60,000         20.9           4.50        4.50         1/8/11      169,802       473,342
James F. Whalen                60,000         20.9           5.20        5.20        4/23/11      196,215       546,972

- ---------------------------

(1) Each option set forth above will generally become exercisable three years from date of grant.

(2) The options terminate on the earlier of: ten years after grant; three months after termination of employment, except in the case of retirement, death or total disability; or twelve months after termination of employment in the case of retirement, death or total disability.

(3) The indicated 5% and 10% rates of appreciation are provided to comply with Securities and Exchange Commission regulations and do not necessarily reflect the views of the Company as to the likely trend in the Common Stock price. Actual gains, if any, on stock option exercises and Common Stock holdings will be dependent on, among other things, the future performance of the Common Stock and overall market conditions.

                                     7


    There can be no assurance that the amounts reflected above will be achieved. Additionally, these values do not take into consideration the provisions of the options providing for nontransferability or delayed exercisability.

                      REPORT OF THE COMPENSATION COMMITTEE
                        REGARDING EXECUTIVE COMPENSATION

                  The Company's executive compensation policy is established by the Compensation Committee of the Board of Directors and is administered by the Company's management. The Committee's compensation policies are based upon the principle that the financial rewards of the Company's executives should be aligned with the financial interests of its shareholders. In this manner, the Company seeks to meet its ultimate responsibility to its shareholders by striving to create superior long-term return on their investment through achievement of the Company's long-term strategy, earnings growth and the prudent management of the Company's business.

                  In determining the appropriate level of executive compensation in fiscal 2001, the Committee considered the Company's financial results during the period and management's continuing efforts over the past several years in achieving the Company's goal of building long-term shareholder value through the commercialization of carbon fibers. The Committee did not assign specific weights to individual factors, but rather considered all such factors as a whole. Components of the Company's executive compensation policy in fiscal 2001 consisted of base salary, non-cash benefits and long- and short-term compensation. In determining its policy, the Committee also considered the accomplishments of management in fiscal 2001 toward the Company's long-term strategic plan.

                  The Company's long-term incentive compensation program consists of stock option grants to the Company's executives, which grants have been linked to the strategic plan to become the world's leading carbon fiber producer. Each of such grants include provisions pursuant to which such options vest. During fiscal 2001, stock options were granted to new executives joining the Company as well as to certain key employees.

                  The Company's short-term incentive compensation program consists of cash bonuses payable based upon the Company's actual results and progress toward its strategic plans, and an evaluation of each individual's contributions thereto. In considering the advisability of short-term compensation for fiscal 2001, the Committee determined that, while contributions were made by executive management for fiscal 2001 toward the Company's strategic plan, no cash bonuses should be paid to executive officers for fiscal 2001.

                  Mr. Rumy's base salary was $200,000 from October 1, 2000 to June 30, 2001. Mr. Rumy's base salary was increased to $275,000 effective July 1, 2001 to be consistent with compensation required to attract newly-retained executives. In connection with the cost reduction initiatives recently undertaken by the Company, Mr. Rumy's base salary was reduced to $225,000 effective January 1, 2002. At Mr. Rumy's suggestion, in order to minimize the Company's administrative overhead, the amount of Mr. Rumy's base salary remains below the level which the Committee believes the Company could otherwise expect to pay for an executive of Mr. Rumy's background and responsibilities. For the same reasons set forth above, Mr. Rumy did not receive a bonus for fiscal 2001.

                  Although the foregoing describes the Committee's current compensation policies applicable to the Company's executive officers, the Committee reserves the right to amend these policies at such times in the future and in such manner as the Committee deems necessary or advisable.

                  Section 162(m) of the Internal Revenue Code of 1986, as amended, generally limits federal income tax deductions for compensation paid after 1993 to the chief executive officer and the four other most highly compensated officers of the Company to $1 million per year, but contains an exception for performance-based compensation that satisfies certain conditions. In making compensation decisions, the Committee will consider the net cost of compensation to the Company and whether it is practicable and consistent with other compensation objectives to qualify the Company's incentive compensation under the applicable exemption of Section 162(m). The Committee anticipates that deductibility of compensation payments will be one among a number of factors used by the Committee in ascertaining appropriate levels or modes of compensation, and the Committee will make its compensation decisions based upon an overall determination of what it believes to be in the best interests of the Company and its shareholders.

        SUBMITTED BY THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS
                      CHARLES A. DILL    JAMES W. BETTS



                        REPORT OF THE AUDIT COMMITTEE OF
                             THE BOARD OF DIRECTORS

                  The Audit Committee of the Board of Directors (the "Audit Committee") oversees the Company's financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process including the systems of internal controls. The Audit Committee operates pursuant to a written charter which was approved and adopted by the Board of Directors on May 15, 2000. The Company's independent accountants, PricewaterhouseCoopers LLP, are responsible for expressing an opinion on the conformity of the Company's audited financial statements to generally accepted accounting principles. The Board of Directors has determined that the members of the Audit Committee are independent within the meaning of the listing standards at The Nasdaq Stock Exchange.

                  In fulfilling its oversight responsibilities, the Audit Committee reviewed the audited financial statements in the Company's Annual Report with management, including a discussion of the quality, and not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements. The Audit Committee meets with the independent accountants, with and without management present, to discuss the scope and plans for the audit, results of their examinations, their evaluations of the Company's internal controls, and the overall quality of the Company's financial reporting. The Audit Committee reviewed with the independent accountants the acceptability of the Company's accounting principles and such other matters as are required to be discussed with the Audit Committee under generally accepted auditing standards including, but not limited to, those matters under SAS 61 (Codification of Statements on Auditing Standards). In addition, the Audit Committee has discussed with the independent auditors the auditors' independence from management and the Company, including the matters in the written disclosures required by the Independence Standards Board. The Audit Committee held two meetings during fiscal 2001.

                  In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors, and the Board approved, that the audited financial statements be included in the Annual Report on Form 10-K for the fiscal year ended September 30, 2001, for filing with the Securities and Exchange Commission.

           SUBMITTED BY THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS
         JAMES W. BETTS        CHARLES A. DILL        JOHN F. MCDONNELL

                                PERFORMANCE GRAPH

                  The following Performance Graph compares the cumulative total shareholder return, including the reinvestment of dividends, on the Company's Common Stock with the cumulative return of the NASDAQ Industrial Index and the Russell 2000 Index for the five-year period from September 30, 1996 to September 30, 2001.


                               [PERFORMANCE GRAPH]

                 ASSUMES $100 INVESTED ON SEPTEMBER 30, 1996 IN
                      ZOLTEK COMPANIES, INC. COMMON STOCK,
                         THE NASDAQ INDUSTRIAL INDEX AND
                             THE RUSSELL 2000 INDEX


    ----------------------------------------------------------------------------------------------------------

                                            9/30/96    9/30/97    9/30/98    9/30/99     9/30/00    9/30/01
    ----------------------------------------------------------------------------------------------------------
    Zoltek Companies, Inc.                     100.00     163.82      30.59       21.05      20.72       7.50
    ----------------------------------------------------------------------------------------------------------
    NASDAQ Industrial Index                    100.00     124.16      93.14      145.30     184.77      98.45
    ----------------------------------------------------------------------------------------------------------
    The Russell 2000 Index                     100.00     133.19     107.86      128.43     158.47     124.86
    ----------------------------------------------------------------------------------------------------------

                             CERTAIN TRANSACTIONS

                  Mr. Bealke, who is a director of the Company, also is Vice Chairman of Southwest Bank of St. Louis ("Southwest Bank"), which is a bank lender to the Company. Mr. Rumy, the Chairman, President and Chief Executive Officer of the Company, has served as a director of Southwest Bank since 1996. As of September 30, 2001, the Company's borrowings from Southwest Bank aggregated $12,342,000. During the fiscal year ended September 30, 2001, the Company's interest payments to

Southwest Bank aggregated $599,000. During the fiscal year ended September 30, 2001, the Company's aggregate payments under an operating lease with Southwest Bank, as lessor, were $962,000.

                  During fiscal 2001, in connection with the Company's operations, the Company from time to time chartered an airplane from a corporation wholly owned by Mr. Rumy, the Chairman, President and Chief Executive Officer of the Company. The total of all such charter payments made by the Company during fiscal 2001 was $173,400.

                  During fiscal 2001, Dr. Kardos, who is a director of the Company, performed various consulting services for the Company related to evaluating technology aspects of the Company's business. During fiscal 2001, the Company paid Dr. Kardos an aggregate of $27,900 for such consulting services.

                  The Company believes that all of the transactions set forth above were made on terms not less favorable to the Company than would have been obtained from unaffiliated third parties.

             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

                  Section 16(a) of the Securities Exchange Act of 1934, as amended, requires that our executive officers and directors, and persons who own more than ten percent of the Company's outstanding stock, file reports of ownership and changes in ownership with the Securities and Exchange Commission. To the knowledge of management, based solely on its review of such reports furnished to the Company and written representations that no other reports were required to be filed, all Section 16(a) filing requirements applicable to the Company's officers, directors and greater than ten percent beneficial owners were complied with during the year ended September 30, 2001, except that James F. Whalen filed one late Form 3 report with respect to his employment as an executive officer of the Company in April 2001.

                             APPOINTMENT OF AUDITORS

                  PricewaterhouseCoopers LLP served as the Company's independent accountants for fiscal 2001. The Board of Directors anticipates that representatives of PricewaterhouseCoopers LLP will be present at the Annual Meeting of Shareholders to respond to appropriate questions and to make a statement if they desire. The Board of Directors has not yet appointed independent accountants to be the Company's auditors for fiscal 2002. The Company expects that the Company's auditors for fiscal 2002 will be appointed by the end of the second quarter of fiscal 2002.

                  AUDIT FEES. The Company paid PricewaterhouseCoopers LLP $207,075 for the audit and review of the Company's financial statements included in its Forms 10-K and 10-Q during the year ended September 30, 2001.

                  FINANCIAL INFORMATION SYSTEMS DESIGN AND IMPLEMENTATION FEES. The Company did not pay any fees to PricewaterhouseCoopers LLP during the year ended September 30, 2001 for services relating to financial information system design or implementation.

                  ALL OTHER FEES. The Company paid PricewaterhouseCoopers LLP $6,500 for non-audit services (other tax consulting services) in fiscal 2001.

                  The Audit Committee considered whether
PricewaterhouseCoopers LLP's provision of non-audit services was compatible with maintaining the independence of PricewaterhouseCoopers LLP.

                            PROPOSALS OF SHAREHOLDERS

                  Under applicable regulations of the Securities and Exchange Commission, all proposals of shareholders to be considered for inclusion in the proxy statement for the 2002 Annual Meeting of Shareholders must be received at the offices of the Company, c/o James F. Whalen, Chief Financial Officer and Corporate Secretary, 3101 McKelvey Road, St. Louis, Missouri 63044 by not later than October 1, 2002. The Company's By-Laws also prescribe certain time limitations and procedures which must be complied with for proposals of shareholders, including nominations of directors, to be considered at, such annual meeting. The By-Laws of the Company provide that shareholder proposals which do not appear in the proxy statement may be considered at a meeting of shareholders only if written notice of the proposal is received by the Secretary of the Company not less than 30 and not more than 60 days before the annual meeting; provided, however, that, in the event that less than 40 days' notice or prior public disclosure of the date of the meeting is given or made to shareholders, notice by the shareholder to be timely must be received not later than the close of business on the tenth day following the day on which such notice of the date of the annual meeting was mailed or such public disclosure was made.

                  Any written notice of a shareholder proposal must include the following information: (a) as to each person whom the shareholder proposes to nominate for election or re-election as a director, all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (including such person's written consent to being named in the proxy statement as a nominee and to serving as a director if elected);
(b) as to any other business that the shareholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and any material interest in such business of such shareholder; and (c) as to the shareholder giving the notice, (i) the name and address of such shareholder, as it appears ion the Company's books, and (ii) the class and number of shares of the Company which are owned beneficially by such shareholder.

                                ANNUAL REPORT

                  The annual report of the Company for the year ended September 30, 2001 has simultaneously been mailed to the shareholders of the Company.

                  A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED SEPTEMBER 30, 2001, AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION (EXCLUDING EXHIBITS), MAY BE OBTAINED BY ANY SHAREHOLDER, WITHOUT CHARGE, UPON WRITTEN REQUEST TO JAMES F. WHALEN, CHIEF FINANCIAL OFFICER, ZOLTEK COMPANIES, INC., 3101 MCKELVEY ROAD,
ST. LOUIS, MISSOURI 63044, TELEPHONE NUMBER: (314) 291-5110.

                                  OTHER MATTERS

                  The Board of Directors of the Company does not intend to present at the Annual Meeting any business other than that referred to in the accompanying Notice of Annual Meeting. As of the date hereof, the Board of Directors was not aware of any other matters which may properly be presented for action at the Annual Meeting. If, however, any other matters should properly come before the Annual Meeting, it is the intention of the persons named on the Proxy Card to vote the shares represented thereby in accordance with their judgment as to the best interest of the Company on such matters.

                                            ZSOLT RUMY
                                            Chairman of the Board, President
                                              and Chief Executive Officer


January 28, 2002

                             ZOLTEK COMPANIES, INC.

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

                  The undersigned hereby appoints Zsolt Rumy and James F. Whalen, and each of them, with or without the other, proxies, with full power of substitution to vote, as designated below, all shares of stock that the signatory hereof is entitled to vote at the Annual Meeting of Shareholders of Zoltek Companies, Inc. to be held at the Missouri Botanical Garden, Spink Pavilion, located at 4344 Shaw Boulevard, St. Louis, Missouri on Thursday, February 28, 2002, at 10:00 a.m., local time, and all adjournments thereof, all in accordance with and as more fully described in the Notice and accompanying Proxy Statement for such meeting, receipt of which is hereby acknowledged.

1.  ELECTION OF TWO CLASS III DIRECTORS

    / /  FOR all nominees listed below      / /  WITHHOLD AUTHORITY
         (except as written to the               to vote for nominees as
         contrary below)                         listed below

                   CLASS III - ZSOLT RUMY and CHARLES A. DILL

     (INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE,
             WRITE THAT NOMINEE'S NAME IN THE SPACE PROVIDED BELOW.)


- ------------------------------------------------------------------------------

2. IN THEIR DISCRETION UPON ANY BUSINESS WHICH MAY PROPERLY COME BEFORE THE MEETING.

    / / FOR           / /  AGAINST          / / ABSTAIN

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER(S). IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED "FOR" EACH OF THE NOMINEES LISTED ABOVE IN THE ELECTION OF DIRECTORS.

Dated this _____ day ____________________________, 2002.

         PLEASE DATE, SIGN AND MAIL PROMPTLY IN THE ENCLOSED ENVELOPE.


                                      ---------------------------------------


                                      ---------------------------------------
                                                    Signature

                                      Please date and sign in the exact name
                                      in which you own the Company's Common
                                      Stock. Executors, administrators,
                                      trustees and others acting in a
                                      representative or fiduciary capacity
                                      should so indicate when signing.

                                  APPENDIX


                  Page 10 of the Proxy Statement contains a Performance Graph. The information contained in the graph is presented in the table following the graph.